Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

SECOND QUARTER 2015 RESULTS

Houston, July 30, 2015 – Superior Energy Services, Inc. (NYSE: SPN) (the “Company”) today announced an adjusted net loss from continuing operations for the second quarter of 2015 of $47.4 million, or a $0.31 loss per share, excluding special items, on revenue of $710.8 million. This compares to a net loss from continuing operations of $1.5 million, or $0.01 loss per share for the first quarter of 2015, on revenue of $917.2 million. Reported loss from continuing operations for the second quarter of 2015 was $775.1 million, or a $5.15 loss per share.

In light of the continuing downturn in the oil and gas industry, including the deteriorating demand for oilfield services, the Company reported a pre-tax charge of $807.6 million related to the reduction in value of assets during the second quarter of 2015. Of this charge, a pre-tax amount of $232.2 million related to the reduction in value of long-lived assets in the U.S. land and Mexico markets, primarily related to coiled tubing operations. The remaining amount, a pre-tax charge of $575.4 million, is an impairment of goodwill in the Company’s Production Services segment.

“During the second quarter we continued to emphasize cost reduction efforts as customer activity remained weak and equipment overcapacity weighed on service pricing,” said David Dunlap, President and CEO of the Company.

“Our efforts have resulted in general and administrative costs better than expectations and we expect to maintain these costs 10-15% below 2014 levels. Companywide headcount has been reduced by approximately 3,400 positions since the end of the 2014, representing 24% of our workforce. We have also reduced our cost per employee in our U.S. land related businesses by approximately 20% during the first half of 2015. We will continue to find ways, through compression or restructuring of our businesses, to reduce and eliminate costs with a goal of returning to profitability despite a challenging business environment.

“We also remain focused on operational excellence and customer service during this downturn. Although the average U.S. land rig count declined approximately 35% during the second quarter, our total revenue was down 22%, demonstrating the importance of product line and geographic diversity. We benefited from increased project related activity in the Gulf of Mexico and internationally and also performed well in Latin America across our service offerings there. Despite U.S. land markets showing extreme weakness, we are focused on maintaining our presence with existing customers and optimizing our operational and financial performance.

“Superior Energy is committed to improving performance and positioning itself for strong results when a recovery begins. We made prudent investments and built cash ahead of this downturn and as a result we will have flexibility ahead of a recovery when that occurs. For the time being, we will continue to pursue cost reductions, generate free cash flow and be prepared to capitalize on any opportunities a prolonged downturn can present.”

Second Quarter 2015 Geographic Breakdown

U.S. land revenue was $378.8 million in the second quarter of 2015, as compared with $721.3 million in the second quarter of 2014 and $576.3 million in the first quarter of 2015. Gulf of Mexico revenue was $162.5 million, as compared with $211.7 million in the second quarter of 2014 and $184.1 million in the first quarter of 2015. International revenue was $169.5 million, as compared with $174.6 million in the second quarter of 2014 and $156.8 million in the first quarter of 2015.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the second quarter of 2015 was $148.7 million, a 34% decrease from second quarter 2014 revenue of $226.0 million and a 25% decrease from first quarter 2015 revenue of $199.5 million.

U.S. land revenue decreased 39% sequentially to $38.2 million, Gulf of Mexico revenue decreased 27% sequentially to $63.4 million and international revenue decreased 7% sequentially to $47.1 million. Revenues for all major product lines of this segment were lower due to the continued low levels of activity in the oil and gas industry and continued pricing pressure.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the second quarter of 2015 was $226.4 million, a 43% decrease from second quarter 2014 revenue of $398.1 million, and 36% lower than first quarter 2015 revenue of $350.9 million. All product lines in this segment were impacted negatively by a steep decline in the U.S. rig count and pricing pressure resulting from significant industry overcapacity.

Production Services Segment

The Production Services segment revenue in the second quarter of 2015 was $208.7 million, a 39% decrease from second quarter 2014 revenue of $343.9 million and a 17% decrease from first quarter 2015 revenue of $251.5 million.

U.S. land revenue decreased 31% sequentially during the quarter to $100.3 million, and Gulf of Mexico revenue decreased 13% sequentially to $22.3 million as customers continued to decrease spending and activity. International revenue increased 6% sequentially to $86.1 million due to increased levels of hydraulic workover, snubbing and electric line operations.

Technical Solutions Segment

The Technical Solutions segment revenue in the second quarter of 2015 was $127.0 million, a 9% decrease from second quarter 2014 revenue of $139.6 million and a 10% increase from first quarter 2015 revenue of $115.3 million.

U.S. land revenue decreased 23% sequentially to $13.9 million as a result of lower levels of activity in the U.S. oil and gas industry. Gulf of Mexico revenue increased 7% sequentially to $76.8 million due primarily to increased project activity levels associated with favorable seasonal conditions. International revenue increased 43% sequentially to $36.3 million due primarily to higher completion tools revenue.

Conference Call Information

The Company will host a conference call at 11:00 a.m. Eastern Daylight Time on Friday, July 31, 2015. The call can be accessed from the Company’s website at www.superiorenergy.com, or by telephone at 412-902-0030. For those who cannot listen to the live call, a telephonic replay will be available through August 14, 2015 and may be accessed by calling 201-612-7415 and using the pass code 13612792#. An archive of the webcast will be available after the call for a period of 60 days at www.superiorenergy.com.

Superior Energy Services, Inc. serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers.

The press release contains certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of the Company’s management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which the Company may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs and environmental matters on the Company’s operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for the Company’s pressure pumping services; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting the Company’s operations; the potential shortage of skilled workers; risks inherent in acquiring businesses; risks associated with business growth outpacing the capabilities of the Company’s infrastructure and workforce; political, economic and other risks and uncertainties associated with the Company’s international operations; the Company’s continued access to credit markets on favorable terms; the impact that unfavorable or unusual weather conditions could have on the Company’s operations; the risks inherent in long-term fixed-price contracts; and other risks disclosed in our periodic reports filed with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which the Company’s forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which the Company cannot control or anticipate. Further, the Company may make changes to its business strategies and plans (including its capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, the Company’s assumptions or otherwise, any of which could or will affect its results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by the Company in the forward-looking statements. The Company undertakes no obligation to update any of its forward-looking statements for any reason and, notwithstanding any changes in the assumptions, changes in the Company’s business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2015 and 2014

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$710,784	$1,107,552	$1,628,019	$2,168,970

Cost of services and rentals (exclusive of items shown separately below)	465,533	650,293	1,047,779	1,301,898
Depreciation, depletion, amortization and accretion	158,352	160,965	320,572	323,283
General and administrative expenses	129,661	146,853	280,623	302,772
Reduction in value of assets	807,637	—	807,637	—

Income (loss) from operations	(850,399)	149,441	(828,592)	241,017

Other income (expense):
Interest expense, net	(25,382)	(24,560)	(48,591)	(48,441)
Other income (expense)	(6,524)	606	(7,495)	571

Income (loss) from continuing operations before income taxes	(882,305)	125,487	(884,678)	193,147

Income taxes	(107,173)	46,430	(108,051)	71,464

Net income (loss) from continuing operations	(775,132)	79,057	(776,627)	121,683

Income (loss) from discontinued operations, net of income tax	(9,857)	(3,895)	(19,497)	(9,849)

Net income (loss)	$(784,989)	$75,162	$(796,124)	$111,834

Basic earnings (losses) per share:
Net income (loss) from continuing operations	$(5.15)	$0.51	$(5.17)	$0.77
Income (loss) from discontinued operations	(0.07)	(0.03)	(0.13)	(0.06)

Net income (loss)	$(5.22)	$0.48	$(5.30)	$0.71

Diluted earnings (losses) per share:
Net income (loss) from continuing operations	$(5.15)	$0.50	$(5.17)	$0.76
Income (loss) from discontinued operations	(0.07)	(0.03)	(0.13)	(0.06)

Net income (loss)	$(5.22)	$0.47	$(5.30)	$0.70

Weighted average common shares used in computing earnings per share:
Basic	150,485	156,399	150,196	157,302

Diluted	150,485	159,101	150,196	159,994

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2015 and December 31, 2014

(in thousands)

(unaudited)

	6/30/2015	12/31/2014
ASSETS

Current assets:
Cash and cash equivalents	$500,262	$393,046
Accounts receivable, net	570,528	926,768
Deferred income taxes	26,387	32,138
Prepaid expenses	62,107	74,750
Inventory and other current assets	192,930	185,429
Assets held for sale	131,582	116,680

Total current assets	1,483,796	1,728,811

Property, plant and equipment, net	2,461,629	2,733,839
Goodwill	1,892,377	2,468,409
Notes receivable	26,811	25,970
Intangible and other long-term assets, net	350,974	420,360

Total assets	$6,215,587	$7,377,389

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$134,681	$225,306
Accrued expenses	305,622	363,747
Income taxes payable	7,501	40,213
Current maturities of long-term debt	26,279	20,941
Liabilities held for sale	10,732	61,840

Total current liabilities	484,815	712,047

Deferred income taxes	559,516	702,996
Decommissioning liabilities	93,076	88,000
Long-term debt, net	1,618,686	1,627,842
Other long-term liabilities	173,922	166,766

Total stockholders’ equity	3,285,572	4,079,738

Total liabilities and stockholders’ equity	$6,215,587	$7,377,389

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

THREE MONTHS ENDED JUNE 30, 2015, MARCH 31, 2015 AND JUNE 30, 2014

(in thousands)

	Three months ended,
Revenue	June 30, 2015	March 31, 2015	June 30, 2014
Drilling Products and Services	$148,670	$199,459	$225,982
Onshore Completion and Workover Services	226,363	350,992	398,048
Production Services	208,744	251,469	343,876
Technical Solutions	127,007	115,315	139,646

Total Revenues	$710,784	$917,235	$1,107,552

Income (Loss) from Operations	June 30, 2015	March 31, 2015	June 30, 2014
Drilling Products and Services	$3,231	$47,164	$66,948
Onshore Completion and Workover Services	(84,553)	(1,226)	31,748
Production Services	(772,554)	(22,687)	27,334
Technical Solutions	3,477	(1,444)	23,411

Total Income (Loss) from Operations	$(850,399)	$21,807	$149,441

Adjusted Income (Loss) from Operations (1)	June 30, 2015	March 31, 2015	June 30, 2014
Drilling Products and Services	$19,028	$47,164	$66,948
Onshore Completion and Workover Services	(44,290)	(1,226)	31,748
Production Services	(20,977)	(22,687)	27,334
Technical Solutions	3,477	(1,444)	23,411

Total Adjusted Income (Loss) from Operations	$(42,762)	$21,807	$149,441

(1)	Adjusted income (loss) from operations excludes the impact of reduction in value of assets for the three months ended June 30, 2015.

Non-GAAP Financial Measures

From time to time, management may publicly disclose certain “non-GAAP financial measures” in our earnings releases, financial presentations or earnings conference calls. These non-GAAP measures may include adjusted income (loss) from continuing operations, adjusted income (loss) from operations, EBITDA and free cash flow. The Company provides reconciliations to the nearest GAAP measure for these and other non-GAAP measures on a quarterly basis.

These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations that would be reflected in measures determined in accordance with GAAP.

These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. In addition, because the Company has reported certain non-GAAP measures in the past, the Company believes the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.

Reconciliation of As Reported Net Loss from Continuing Operations to Adjusted Net Loss From Continuing Operations

For the three months ended June 30, 2015

(in thousands)

(unaudited)

	Consolidated	Per Share
Reported net loss from continuing operations	$(775,132)	$(5.15)
Reduction in value of assets, net of tax	727,755	4.84

Adjusted net loss from continuing operations	$(47,377)	$(0.31)

Reconciliation of As Reported Income (Loss) from Operations to Adjusted Income (Loss) From Operations

For the three months ended June 30, 2015

(in thousands)

(unaudited)

	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported income (loss) from operations	$3,231	$(84,553)	$(772,554)	$3,477	$(850,399)
Reduction in value of assets	15,797	40,263	751,577	—	807,637

Adjusted income (loss) from operations	$19,028	$(44,290)	$(20,977)	$3,477	$(42,762)